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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                   FORM 8 - A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         JOSEPH E. SEAGRAM & SONS, INC.
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             (Exact name of registrant as specified in its charter)


             Indiana                                    13-1285240
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


           375 PARK AVENUE, NEW YORK, NY                    10152
      ------------------------------------------          ----------
       (Address of principal executive offices)           (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), please check the following box.     [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), please check the following box.     [   ]

Securities Act registration statement file numbers to which this form relates:

                     333-62921, 333-4136, 33-42959, 33-42877
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Securities to be registered pursuant to
Section 12(b) of the Act:

          8% Senior Quarterly Income Debt Securities due 2038 (QUIDSsm)
          -------------------------------------------------------------
                                (Title of Class)

                          New York Stock Exchange, Inc.
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         (Name of each exchange on which each class is to be registered)


Securities to be registered pursuant
to Section 12(g) of the Act:  NONE
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Item 1.  Description of Registrant's Securities to be Registered.
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         The description of the 8% Senior Quarterly Income Debt Securities due
2038 (QUIDSsm) issued by the Registrant, and guaranteed as to payment of principal and interest by The Seagram Company Ltd., set forth under the caption "Description of the QUIDS and Guarantees" in the prospectus filed by the Registrant and The Seagram Company Ltd. pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission on November 17, 1998 (file nos. 333-62921-01 and 333-62921), under the Securities Act of 1933, as amended, is incorporated herein by reference.


Item 2.  Exhibits
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         1.1    Indenture dated as of September 15, 1991 among Joseph E. Seagram
                & Sons, Inc., The Seagram Company Ltd. and The Bank of New York, as Trustee, relating to the Registrant's 8% Senior Quarterly Income Debt Securities due 2038 (QUIDSsm), guaranteed as to payment of principal and interest by The Seagram Company Ltd. (incorporated by reference to Exhibit 4(a) of the Registrant and The Seagram Company Ltd.'s Registration Statement on Form S-3 (file no. 333-62921), Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (file no. 333-4136), Post-Effective Amendment No. 3 to the Registration
                Statement on Form S-3 (file no. 33-42959) and Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (file no. 33-42877)), each as filed with the Securities and Exchange Commission on September 4, 1998. The Registration Statement on Form S-3 (file no. 333-62921) was subsequently amended by Amendment No. 1, as filed with the Securities and Exchange Commission on October 30, 1998, under the Securities Act of
                1933, as amended.



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         Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   JOSEPH E. SEAGRAM & SONS, INC.



                                   By: /s/ Daniel R. Paladino
                                      -----------------------------------------
                                   Name:   Daniel R. Paladino
                                   Title:  Executive Vice President - Legal and
                                           Environmental Affairs, General
                                           Counsel and Secretary



Dated:  December 4, 1998